Exhibit 99.77c


Item 77C

Scudder Select 500 Fund and Scudder Select 1000 Fund, each a series of VALUE EQUITY TRUST

The Proxy Statement on Schedule 14A for Scudder Select 500 Fund and Scudder Select 1000 Fund, each a series of Value Equity Trust (File No. 2-78724), is incorporated by reference to the Definitive Proxy Statement for such funds filed with the Securities and Exchange Commission on February 22, 2002.